Exhibit 99.2
Fuel Systems Solutions, Inc.
Five Year Summary Selected Financial Information
     The following Five Year Summary Selected Financial Data with respect to our Consolidated Statements of Income data for each of the five years in the period ended December 31, 2008 and the Consolidated Balance Sheet data as of the end of each such fiscal year are derived from our audited consolidated financial statements.
     Effective January 1, 2009, the Company adopted SFAS 160. SFAS 160 outlines new accounting and reporting requirements for ownership interests in subsidiaries held by parties other than the parent (previously known as minority interest) which requires, among other items: (a) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity; (b) the amount of consolidated net income attributable to the parent and the noncontrolling interests be clearly identified and presented on the face of the consolidated statement of income; and (c) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. The presentation and disclosure requirements of SFAS 160 are required to be applied retrospectively for all periods presented. In accordance with SFAS 160, the Company applied the presentation and disclosure requirements retrospectively to the following Five Year Summary Selected Financial Information.

	Years Ended December 31,
(in thousands, except per share data)	2008	2007	2006	2005	2004
	As Adjusted	As Adjusted	As Adjusted	As Adjusted	As Adjusted
	(Note 21)	(Note 21)	(Note 21)	(Note 21)	(Note 21)
Statements of Operations:
Revenue	$382,697	$265,331	$220,816	$174,539	$118,292
Cost of revenue	274,060	201,200	166,663	133,717	93,534

Gross profit	108,637	64,131	54,153	40,822	24,758

Operating expenses
Research and development expense	11,069	7,946	8,056	8,155	4,719
Selling, general and administrative expense	47,198	36,657	25,920	26,510	20,005
Amortization of intangible assets	364	249	142	101	—
Goodwill impairment loss	3,907	—	—	—	2,833
Acquired in-process technology	—	—	—	99	—

Total operating expenses	62,538	44,852	34,118	34,865	27,557

Operating income (loss)	46,099	19,279	20,035	5,957	(2,799)
Loss on extinguishment of debt	—	—	—	—	(6,752)
Other expense and interest, net	(2,379)	(2,811)	(2,576)	(230)	(5,509)

Income (loss) before tax and cumulative effect of a change in accounting principle/extraordinary gain	43,720	16,468	17,459	5,727	(15,060)
Equity share in earnings of unconsolidated affiliates	454	416	685	1,327	1,157
Impairment loss in unconsolidated affiliates	—	—	(271)	(1,045)	(214)
Income tax expense	(20,161)	(9,159)	(9,293)	(14,438)	(2,325)

Income (loss), net of tax, before cumulative effect of a change in accounting principle/extraordinary gain (1)	24,013	7,725	8,580	(8,429)	(16,442)
Cumulative effect of a change in accounting principle/extraordinary gain, net of tax (2)	243	—	—	(117)	—

Net income (loss)	24,256	7,725	8,580	(8,546)	(16,442)
Less: Net income attributed to noncontrolling interests	(914)	(1,842)	(1,668)	(1,103)	(1,176)

Net income (loss) attributable to Fuel Systems	$23,342	$5,883	$6,912	$(9,649)	$(17,618)

	Years Ended December 31,
(in thousands, except per share data)	2008	2007	2006	2005	2004
	As Adjusted	As Adjusted	As Adjusted	As Adjusted	As Adjusted
	(Note 21)	(Note 21)	(Note 21)	(Note 21)	(Note 21)
Net income (loss) per share attributable to Fuel Systems:
Basic:
Income (loss) from continuing operations before cumulative effect of a change in accounting principle/extraordinary gain attributable to Fuel Systems	$1.47	$0.38	$0.46	$(0.71)	$(1.89)
Per share effect of the cumulative effect of a change in accounting principle/extraordinary gain	$0.02	$—	$—	$(0.01)	$—

Net income (loss) attributable to Fuel Systems	$1.49	$0.38	$0.46	$(0.72)	$(1.89)

Diluted:
Income (loss) from continuing operations before cumulative effect of a change in accounting principle/extraordinary gain attributable to Fuel Systems	$1.46	$0.38	$0.46	$(0.71)	$(1.89)
Per share effect of the cumulative effect of a change in accounting principle/extraordinary gain	$0.02	$—	$—	$(0.01)	$—

Net income (loss) attributable to Fuel Systems	$1.48	$0.38	$0.46	$(0.72)	$(1.89)

Balance Sheet Data (at end of period):
Total current assets	$200,648	$155,110	$120,973	$106,883	$43,255
Total assets	287,327	247,370	199,033	176,323	97,729
Total current liabilities	117,886	84,544	63,867	65,817	30,995
Long-term obligations	15,484	21,172	18,717	20,187	21,867
Total equity	153,957	141,654	116,449	90,319	44,867

(1)	Includes in the years ended December 31, 2008, 2007, 2006, 2005 and 2004, $2.9 million, $1.8 million, $0.2 million, $2.6 million, $8.4 million, respectively, additions to valuation allowance to establish a reserve for the deferred tax assets that are unlikely to be realized in the next three years (see Note 4 of the notes to the consolidated financial statements included elsewhere in this Annual Report on Form 10-K).

(2)	For 2008, extraordinary gain of $0.2 million was recorded related to the repurchase of the 49% of noncontrolling interest in IMPCO BV and for 2005, cumulative effect of a change in accounting principle was recorded of $0.1 million.

2